Exhibit 23.1 Consent of Independent Registered Public Accounting Firm To the Board of Directors of NXP Semiconductors N.V. We consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333- 233694, No. 333-227332, No. 333-221118, No. 333-220341, No. 333-203192, No. 333-190472, No. 333- 172711) of our reports dated February 24, 2022, with respect to the consolidated financial statements of NXP Semiconductors N.V., and the effectiveness of internal control over financial reporting of NXP Semiconductors N.V. included in this Annual Report (Form 10-K) for the year-ended December 31, 2021. /s/ Ernst & Young Accountants LLP Eindhoven, the Netherlands February 24, 2022